EXHIBIT 23.2

                CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT AUDITORS

The Board of Directors
Pacific Magtron International Corp.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-82918) and Form S-8 (No. 333-38994) of our report dated March 6, 2002 relating to the consolidated financial statements and schedule of Pacific Magtron International Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP

SAN FRANCISCO, CALIFORNIA
March 28, 2003